EXHIBIT 32

                CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350


In connection with the Quarterly Report of Municipal Securities Purchase, Inc. (the "registrant") on Form 10-Q for the period ended September 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the "report"), we, LeAnn Rogers and Peter Graham, Chairman and Vice President and Treasurer, respectively, of the registrant, certify pursuant to 18 U.S.C.
Section 1350, that to our knowledge:

(1) The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the registrant.




October 30, 2006


/s/ LeAnn Rogers
----------------
LeAnn Rogers
Chairman
(Principal Executive Officer)



/s/ Peter Graham
----------------
Peter Graham
Vice President and Treasurer
(Principal Financial and Accounting Officer)